Exhibit 10.4
[Date]

[Name]
LifeLock, Inc.
200 W. Evelyn Avenue
Mountain View, CA 94041

Re: Amendment to Employment Agreement

Dear [Name]:

You previously entered into an [Employment Agreement] with LifeLock, Inc. (the “Company”) dated [Date] (the “Employment Agreement”). This letter (the “Amendment”) amends your Employment Agreement effective as of the date first set forth above.

1.	The definition of “Change in Control” will be added to the Employment Agreement and will mean the occurrence of any of the following events:

a.
The acquisition by any Person (within the meaning of Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and used in Sections 13(d) and 14(d) thereof, and including a “group” as defined in Section 13(d) thereof) of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (i) the value of the then outstanding equity securities of the Company (the “Outstanding Company Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that for purposes of this Section 2.4, the following acquisitions shall not constitute or result in a Change in Control: (A) any acquisition directly from the Company; (B) any acquisition by the Company; (C) any acquisition by any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest; (D) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any parent or subsidiary thereof; or (E) any acquisition by any entity pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (c) below; or

b.
During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

c.
Consummation of (i) a reorganization, merger, statutory share exchange, or consolidation or similar transaction involving (A) the Company or (B) any of its subsidiaries, but in the case of this clause (B) only if equity securities of the Company are issued or issuable in connection with the transaction (each of the events referred to in this clause (i) being hereinafter referred to as a “Business

Reorganization”), or (ii) a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or equity of another entity by the Company or any of its subsidiaries (each an “Asset Sale”), in each case, unless, following such Business Reorganization or Asset Sale, (1) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Reorganization or Asset Sale beneficially own, directly or indirectly, more than fifty percent (50%) of the value of the then outstanding equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of members of the board of directors (or comparable governing body of an entity that does not have such a board), as the case may be, of the entity resulting from such Business Reorganization or Asset Sale (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to such Business Reorganization or Asset Sale, of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be (excluding any outstanding equity or voting securities of the Continuing Entity that such Beneficial Owners hold immediately following the consummation of the Business Reorganization or Asset Sale as a result of their ownership, prior to such consummation, of equity or voting securities of any company or other entity involved in or forming part of such Business Reorganization or Asset Sale other than the Company), (2) no Person (excluding any employee benefit plan (or related trust) of the Company or any Continuing Entity or any entity controlled by the Continuing Corporation or any Person that as of the Effective Date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, fifty percent (50%) or more of the value of the then outstanding equity securities of the Continuing Entity or the combined voting power of the then outstanding voting securities of the Continuing Entity except to the extent that such ownership existed prior to the Business Reorganization or Asset Sale, and (3) at least a majority of the members of the board of directors or other governing body of the Continuing Entity were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Reorganization or Asset Sale; or

d.	Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

2.
The definition of a “Disability” will be revised to mean your (i) inability to perform your essential duties and responsibilities with or without reasonable accommodation which has lasted or can be expected to last for a continuous period of not less than twelve (12) months or (ii) total and permanent disability and inability to engage in any substantial gainful activity related to your essential duties by reason of any medically determinable physical or mental impairment which can be expected to result in death which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

3.	Section [ ] of the Employment Agreement will be deleted in its entirety and be replaced by the following:
“Section [ ]. Equity Acceleration. In the event that (a) there is a Change in Control and (b) during the period beginning three (3) months prior to such Change in Control and ending twelve (12) months following such Change in Control (the “Protected Period”), either (x) the Company terminates the Executive’s employment with the Company without Cause, or (y) the Executive terminates the Executive’s employment with the Company as a result of a Constructive Termination, then all of Executive’s then unvested and outstanding equity awards granted by the Company to the Executive under the 2012 Incentive Compensation Plan (or under any successor or replacement plan thereto), the exercisability or vesting of which depends merely on the satisfaction of a service obligation by Executive to the Company (each an “Equity Award”), shall become 100% vested (and become fully exercisable, as applicable) as to all shares of Company stock thereunder, as of the date of the Executive’s termination of employment. For the avoidance of doubt, where Executive’s termination in (x) or (y) above occurs during the Protected Period, this acceleration provision shall apply to any and all Equity Awards held by the Executive immediately prior to Executive’s termination of employment, including Equity Awards issued prior to the effective date of this Agreement, whether or not the written award agreements evidencing such Equity Awards specifically provide for acceleration of vesting and/or exercisability in the event of a change in control.”.

4.
In the event that you become entitled to the severance payments and benefits under your Employment Agreement as a result of (x) a termination of your employment by the Company without Cause (as defined in the Employment Agreement) as described in Section 3.4 of the Employment Agreement, or (y) a Constructive Termination (as defined in the Employment Agreement) as described in Section 3.5 of the Employment Agreement, and in each case, provided that the termination of your employment occurs during the period beginning 3 months prior to a Change in Control (as defined in the Employment Agreement) and ending 12 months following such Change in Control, then as an additional severance payment, and subject to the terms and conditions of the Employment Agreement, you will receive 100% of your Target Bonus. “Target Bonus” will mean the greater of your annualized target bonus amount under the applicable Company bonus plan, as in effect for the performance period in which the termination of your employment occurs, or if greater, such target bonus amount in effect for the performance period in which the Change in Control occurs.

Other than as set forth herein, all of the terms, conditions and provisions of the Employment Agreement, including but not limited to the provisions regarding the at-will nature of your employment, remain in full force and effect. If you should have any questions, please do not hesitate to contact me.

Sincerely,

[Name]
[Title]
LifeLock, Inc.

Acknowledged and Agreed,

[Name]